Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

(Bala Cynwyd, Pa. May 9, 2014) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2014.

First Quarter Highlights

•	Net Revenues were flat at $78.2 million

•	Station Expenses were flat at $57.8 million

•	Station Operating Income was flat at $20.4 million

•	Adjusted EBITDA declined slightly to $15.1 million

•	Adjusted Net Income per share more than doubled to $0.05

•	Free Cash Flow increased 19% to $4.7 million

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that Free Cash Flow increased 19% for the quarter. First quarter Revenues were up excluding the effect of our non-renewal of Boston Celtics radio broadcasts, despite the unusually challenging winter weather that impacted many of our markets. We are increasingly enthusiastic about the radio industry’s future growth outlook based on a number of recent developments, most notably the release of the Nielsen Catalina study which showed radio generating outstanding ROI results across ten major national brands, significantly outperforming other competitive media.”

Additional Information

During the quarter, the Company launched SmartReach Digital, a new division that will help local businesses navigate the growing universe of digital marketing options. It will focus on designing and implementing fully integrated local digital marketing strategies to help simplify the complex and constantly changing digital marketing landscape for local businesses. SmartReach Digital will offer a number of products and services that enable local businesses to attract, activate and engage targeted leads. SmartReach Digital has rolled out in six of Entercom’s markets as of April 1. Additional markets will be added over the next twelve months.

The Company reduced its outstanding debt by $18.1 million (net of cash) during the quarter. As of March 31, 2014, the Company had $5.9 million in cash and $492.7 million of senior debt and senior notes.

Exhibit 99.1 - Page 1

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Friday, May 9, 2014 at 9:00 a.m. Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the earnings release by emailing their inquiries to questions@entercom.com. Questions should be sent at least 10 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 866-463-2179 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

About Entercom

Entercom Communications Corp. (NYSE: ETM), led by President and CEO David Field, is one of the largest radio broadcasting companies in the United States, with a nationwide portfolio of over 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The company also is the radio broadcast partner of the Boston Red Sox, Buffalo Bills, Buffalo Sabres, Kansas City Royals, Memphis Grizzlies, New Orleans Saints, New Orleans Pelicans, Oakland Athletics, Oakland Raiders and San Jose Sharks.

Entercom focuses on creating effective multi-platform marketing solutions for its customers, incorporating the company’s audio, digital and experiential assets. Additionally, the company has a long-standing commitment to responsible corporate citizenship and environmental stewardship. Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism, as well as the National Association of Broadcasters (NAB) Marconi Award for excellence in radio broadcasting. In 2012, Entercom was named by Information Week as one of the Top 500 Technology Innovators in the United States.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Exhibit 99.1 - Page 2

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss), adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), taxes paid and capital expenditures.

Adjusted Net Income consists of net income (loss) adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 42% without discrete items of tax.

Adjusted Net Income Per Share includes any dilutive equivalent shares when not anti-dilutive.

Same Station is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period (excluding non-cash compensation expense). Any acquisition or disposition of radio stations not deemed to be material by management are ignored for the purpose of computing this data. There were no material acquisitions during the periods presented in the tables below.

Non-GAAP Financial Measures

It is important to note that Station Operating Income, Station Expense, Corporate Expense, Same Station Net Revenues, Same Station Expenses, Same Station Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share And Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income and Adjusted Net Income Per Share). The adjustments exclude gain/loss on sale of

Exhibit 99.1 - Page 3

assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Exhibit 99.1 - Page 4

First Quarter 2014

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013
Net Revenues	$78,235	$78,360

Station Expenses	57,826	57,860
Station Expense—Non-Cash Compensation	135	155
Corporate Expenses	5,343	5,240
Corporate Expenses—Non-Cash Compensation	1,073	987
Depreciation And Amortization	1,974	2,324
Net (Gain) Loss On Sale Or Disposition of Assets	(40)	22

Total Operating Expenses	66,311	66,588

Operating Income	11,924	11,772

Other Expense (Income) Items:
Net Interest Expense	9,903	11,474
Other Income	(55)	(31)

Total Other Expense	9,848	11,443

Income Before Income Taxes	2,076	329
Income Taxes	713	580

Net Income (Loss)	$1,363	$(251)

Net Income (Loss) Per Share—Basic & Diluted	$0.04	$(0.01)

Weighted Common Shares Outstanding—Basic	37,660	37,138

Weighted Common Shares Outstanding—Diluted	38,501	37,138

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$1,633	$963

Income Taxes Paid	$1	$1

Cash Interest	$3,070	$4,632

SELECTED BALANCE SHEET DATA

	March 31,
	2014	2013
Cash and Cash Equivalents	$5,930	$6,494

Total Assets	$895,817	$902,019

Current Portion Of Senior Debt	$10,724	$27,981

Senior Debt (including Current Debt)	$275,000	$331,806

Senior Notes	$217,697	$217,415

Total Shareholders’ Equity	$300,100	$265,128

Exhibit 99.1 - Page 5

OTHER FINANCIAL DATA

	Three Months Ended
	March 31,
	2014	2013
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$57,961	$58,015
Station Expenses—Non-Cash Compensation	(135)	(155)

Station Expenses	$57,826	$57,860

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$6,416	$6,227
Corporate Expenses—Non-Cash Compensation	(1,073)	(987)

Corporate Expenses	$5,343	$5,240

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$11,924	$11,772
Corporate Expenses	5,343	5,240
Corporate Expenses—Non-Cash Compensation	1,073	987
Station Expenses—Non-Cash Compensation	135	155
Depreciation And Amortization	1,974	2,324
Net (Gain) Loss On Sale Or Disposition of Assets	(40)	22

Station Operating Income	$20,409	$20,500

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA
Net Income (Loss)	$1,363	$(251)
Income Taxes	713	580
Total Other Expense	9,848	11,443
Corporate Expenses—Non-Cash Compensation	1,073	987
Station Expenses—Non-Cash Compensation	135	155
Depreciation And Amortization	1,974	2,324
Net (Gain) Loss On Sale Or Disposition of Assets	(40)	22

Adjusted EBITDA	$15,066	$15,260

	Three Months Ended March 31,
	2014	2013
Reconciliation Of GAAP Net Income (Loss) To Free Cash Flow
Net Income (Loss)	$1,363	$(251)
Depreciation And Amortization	1,974	2,324
Deferred Financing Costs Included In Interest Expense	1,087	1,043
Amortization Of Original Issue Discount Included In Interest Expense	73	66
Non-Cash Compensation Expense	1,208	1,142
Net (Gain) Loss On Sale Or Disposition of Assets	(40)	22
Other Income	(55)	(31)
Income Taxes	713	580
Capital Expenditures	(1,633)	(963)
Income Taxes Paid	(1)	(1)

Free Cash Flow	$4,689	$3,931

Exhibit 99.1 - Page 6

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$11,924	$11,772
Depreciation and Amortization	1,974	2,324
Non-Cash Compensation Expense	1,208	1,142
Interest Expense, Net of Interest Income, Deferred Financing Costs & OID	(8,743)	(10,365)
Capital Expenditures	(1,633)	(963)
Net (Gain) Loss On Sale Or Disposition of Assets	(40)	22
Income Taxes Paid	(1)	(1)

Free Cash Flow	$4,689	$3,931

Reconciliation Of GAAP Net Income (Loss) To Adjusted Net Income
Net Income (Loss)	$1,363	$(251)
Income Taxes	713	580
Net (Gain) Loss On Sale Or Disposition of Assets	(40)	22
Other Income	(55)	(31)
Non-Cash Compensation Expense	1,208	1,142

Adjusted Income Before Income Taxes	3,189	1,462
Income Taxes	1,339	614

Adjusted Net Income	$1,850	$848

Weighted Average Diluted Shares Outstanding
Weighted Average Diluted Shares Outstanding—Diluted, As Reported	38,501	37,138
Shares Considered Anti-Dilutive When Reporting A Net Loss	—	904

Weighted Average Diluted Shares Outstanding—Diluted	38,501	38,042

Adjusted Net Income Per Share—Diluted	$0.05	$0.02

Exhibit 99.1 - Page 7